Exhibit 99.1

Sutor Technology Group Limited Announces Change of Auditor

CHANGSHU, China, Jan. 10, 2012 — Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), a leading China-based non-state-owned manufacturer and distributor of high-end fine finished steel products and welded steel pipes used by a variety of downstream applications, today announced that the Company has engaged Grant Thornton, the China member firm of Grant Thornton International ("GT") as its independent registered public accounting firm, replacing Hansen, Barnett & Maxwell, P.C. ("HBM").

The Audit Committee of the Company's Board of Directors approved the dismissal of HBM, which did not result from any disagreements with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures. The Company believes that the transition from HBM to GT will not adversely affect the Company's upcoming financial reporting. GT will provide services beginning in the second fiscal quarter of the fiscal year ending June 30, 2012.

"We look forward to developing a strong working relationship with GT, one of the globally top-ranked accounting firms to further enhance our financial transparency and continuing to provide timely and accurate financial information to the investment community. We appreciate very much HBM's outstanding professional services in the past five years," said Ms. Lifang Chen, Chairwoman and CEO of Sutor.

About Sutor Technology Group Limited

Sutor is a leading China-based non-state-owned manufacturer and distributor of high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. These products are used for household appliances, solar water heaters, automobiles, information technology, construction, and other applications. Currently Sutor has three operating subsidiaries located in two provinces with 12 major production lines capable of processing approximately 2 million metric tons of steel products annually. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements.  These risks and uncertainties include, but not limited to, fluctuations and volatility in our stock price; the impact of macroeconomic conditions on customer demand; changes in our financial condition; changes in business opportunities and priorities that could cause us to consider alternative uses of cash; the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2011, and other risks mentioned in our other reports filed with the Securities and Exchange Commission (the "SEC").  Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.  The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Mr. Jason Wang, Director of IR
Sutor Technology Group Limited
Tel: +86-512-5268-0988
Email: investor_relations@sutorcn.com